UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2021 (December 16, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	42-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 16, 2021, iSun, Inc. (the “Company”) terminated an Officer Agreement and related Incentive Agreement, both made between the Company and Sassoon M. Peress (“Peress”), dated January 19, 2021. A description of the Officer Agreement is set forth under Item 1.01 of a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2021, which description is incorporated herein by reference. As of December 16, 2021, Mr. Peress will no longer serve as the Company’s Chief Innovation and Experience Officer and is not entitled to any severance under the Officer Agreement. Mr. Peress will not be entitled to receive any further awards under the Incentive Agreement.

On December 16, 2021, the Company terminated a Consulting Agreement with renewz sustainable solutions, inc. (“renewz”), dated January 19, 2021. A description of the Consulting Agreement is set forth under Item 1.01 of a Current Report on Form 8-K filed with the SEC on January 25, 2021, which description is incorporated herein by reference. The Company terminated the Consulting Agreement for Cause, as defined in the Consulting Agreement, and will pay renewz the pro-rata annual fee through December 16, 2021, in accordance with the Consulting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer